Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2010 (except for Notes 21(d) and (e), which are as of May 21, 2010) relating to the consolidated financial statements of Global Education & Technology Group Limited. (the “Company”), which appears in the Company’s Registration Statement on Form F-1 (File No. 333-169475) originally filed with the Securities and Exchange Commission on September 17, 2010 and the Company’s final prospectus for the Company’s initial public offering filed with the SEC pursuant to Rule 424(b) under the Securities Act on October 8, 2010. We also consent to the references to us under the headings “Experts” in such Registration Statement and final prospectus.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

February 28, 2011

PricewatherhouseCoopers Zhong Tian CPAs, Limited Company, 26F, Tower A, Beijing Fortune Plaza, 7

Dongsanhuan ZhongLu, Chaoyang District, Beijing, 100020, P.R. China

T: +86 (10)6533 8888, F: +86 (10) 6533 8800, www.pwc.com